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                                                                        EX-99.M2

                                 SCHEDULE "A"*


Series subject to the Distribution Plan relating to the following class of shares of The Brinson Funds:

                                    Series
                                    ------

                         Brinson Global Fund - Class N
                     Brinson Global Equity Fund - Class N
                      Brinson Global Bond Fund - Class N
                     Brinson U.S. Balanced Fund - Class N
                      Brinson U.S. Equity Fund - Class N
                       Brinson U.S. Bond Fund - Class N
                Brinson Global (ex-U.S.) Equity Fund - Class N
            Brinson U.S. Large Capitalization Equity Fund - Class N
            Brinson U.S. Large Capitalization Growth Fund - Class N
               Brinson U.S. Small Capitalization Fund - Class N
                    Brinson High Yield Bond Fund - Class N
                    Emerging Markets Equity Fund - Class N
                     Emerging Markets Debt Fund - Class N


Date:  August 24, 1998



*As approved 5/19/97, revised 11/24/97, revised 8/24/98